EXHIBIT 3.3.2

FORM OF STOCK CERTIFICATE
FOR
PHYHEALTH CORPORATION

[Phyhealth Logo]

NUMBERS	SHARES

PHYHEALTH CORPORATION
The Corporation is authorized to issue 50,000,000 Common Shares with $0.0001 Par Value
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

    This certifies that _________SPECIMEN_______ is the Registered holder of____________________________shares transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

    In witness whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to hereunto affixed
this _______ day                                                                of ______________ A.D. ___________.

Preside	Secretary

[CORPORATE SEAL]